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                                                                  EXHIBIT 5.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the use of our report dated November 21, 2003 with respect to the financial statements of Central Fund of Canada Limited as at October 31, 2003 and 2002 and for each of the years in the three year period ended October 31, 2003 incorporated by reference in the Registration Statement on Form F-10 of Central Fund of Canada Limited.


         Toronto, Canada                                 /s/ Ernst & Young LLP
         March 25, 2004                                  Chartered Accountants